                                                                Exhibit 10.13(K)

            CYTEC EXECUTIVE SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN
            -------------------------------------------------------
                         (As amended October 14, 1999)


     Effective as of January 1, 1994, Cytec Industries Inc. (the "Company") hereby establishes the Cytec Executive Supplemental Employees' Retirement Plan (the "Plan"). The Plan is intended to constitute an unfunded pension plan maintained primarily for a select group of management or highly compensated employees which is exempt from Parts 2, 3, and 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not a qualified plan under the Code and benefits are paid by or on behalf of the Company.

     The Plan replaces the American Cyanamid Company and Subsidiaries Supplemental Employees' Retirement Plan (the "Cyanamid SERP") for those employees of the Company who were covered by the Cyanamid SERP on December 31, 1993. Pursuant to the Transfer and Distribution Agreement dated December 17, 1993 between American Cyanamid Company and Cytec Industries Inc., the Plan assumes the liabilities such attributable to employees of the Company covered by the Cyanamid SERP on December 31, 1993 who became employees of the Company on January 1, 1994.

                                   ARTICLE I

                                  Definitions

     1.1  "Actuarial Equivalent" means an amount or benefit of equal value based
           --------------------
on the interest rate used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of lump sum distributions on plan terminations, as the same is in effect from time to time, and the 1971 TPF&C Forecast Mortality Table (or, at the discretion of the Pension Administration Committee, the most recent version of such table) with employee ages set back one year and beneficiary ages set back five years.

     1.2 "Company" means Cytec Industries Inc.
          -------

     1.3 "Board of Directors" means the Board of Directors of Cytec Industries
          ------------------
Inc.

     1.4 "Cause" means (a) the willful and continued failure by a Member
          -----
substantially to perform his duties with the Employer (other than any such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to him by the Employer which specifically identifies the manner in which the Employer believes that he has not substantially performed his duties, or (b) the willful engaging by him in conduct demonstrably injurious to the Employer. For purposes of this definition, no act, or failure to act, on the part of the Member shall be considered "willful" unless done, or omitted to be done, by him without reasonable belief that his action or omission was in the best interests of the Employer and was lawful.

     1.5 "Change in Control" has the same meaning as under the Employees'
          -----------------
Retirement Plan.

     1.6 "Compensation Committee" means the Compensation and Management
          ----------------------
Development Committee of the Board of Directors.

     1.7 "Compensation" means base compensation as defined in the Employees'
          ------------
Retirement Plan plus actual cash bonuses paid to a Member pursuant to the IC Plan up to 1/3 of base Compensation, except to the extent Section 3.1 requires use of Target ICP, without consideration of the limit on compensation under
Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, and including all Compensation which would have otherwise been paid but for the fact that receipt is deferred to a subsequent year; provided, however, that deferred Compensation paid in a subsequent year shall not again be included as Compensation for purposes of computing benefits hereunder and; provided further that for purposes of determining Compensation for the year of a Member's termination of employment, for the year that the Member commences Plan Benefits on account of Total and Permanent Disability, and for any projected Years of Service, reference to a Member's "salary or wages" (in Section 1.14 of the Employees' Retirement Plan) at September 1 or at the "prior September 1" shall be deemed to refer, instead, to a Member's final salary rate immediately prior to termination of employment.

     1.8 "Cyanamid Excess Plan" means the American Cyanamid Company and
          --------------------
Subsidiaries ERISA Excess Retirement Plan as in effect on December 31, 1993.

     1.9 "Cyanamid SERP" means the American Cyanamid Company and Subsidiaries
          -------------
Supplemental Employees Retirement Plan as in effect on December 31, 1993.

     1.10 "Eligible Employee" means any officer or other key employee employed
           -----------------
by an Employer who is a participant in the Employees' Retirement Plan and has at least ten Years of Service.

     1.11 "Employees" Retirement Plan' means the Cytec Salaried and
           --------------------------
Nonbargaining Employees' Retirement Plan, as amended from time to time.

     1.12 "Employer" means the Company, D Aircraft Products, Inc., Cytec
           --------
Fiberite Inc., any successor thereto, and any of the Company's subsidiaries which adopts the Plan with the consent of the Board of Directors.

     1.13 "Excess Plan" means the Cytec Excess Retirement Benefit Plan.
           -----------

     1.14 "Executive Committee" means the Executive Committee of the Company as
           -------------------
provided for in the resolutions adopted by the Board of Directors.

     1.15 "Good Reason" has the same meaning as under the Executive Income
           -----------
Continuity Plan.

     1.16 "Grandfathered Participant" means an Eligible Employee included on the
           -------------------------
Grandfathered Participant Schedule adopted by the Compensation Committee who (a) had an accrued benefit under the Cyanamid SERP on December 31, 1993, or (b) the Compensation Committee elects to grandfather status and grants an accrued benefit under this Plan equal to the benefit the Eligible Employee would have had under the Cyanamid SERP on December 31, 1993 if the Eligible Employee had been a member of the Cyanamid SERP on such date.

     1.17 "IC Plan" means the existing system of annual cash bonuses payable to
           -------
Company employees pursuant to which annual target bonuses are established based upon job levels and payments of bonuses as a percentage of such targets are made based upon Company, business group and individual performance.

     1.18 "Member" means an Eligible Employee who becomes a Member pursuant to
           ------
Article II.

     1.19 "Normal Retirement Date" means the Normal Retirement Date as defined
           ----------------------
in the Employees' Retirement Plan.

     1.20 "Officer" means the Chairman, any Vice Chairman, President, and any
           -------
Vice President, Treasurer and Controller of Cytec Industries Inc. chosen by its Board of Directors.

     1.21 "Past Service Plan" means the Cytec Past Service Retirement Plan.
           -----------------

     1.22 "Pension Administration Committee" means the Pension Administration
           --------------------------------
Committee created by the Board of Directors, and any successor thereto.

     1.23 "Pension Plan Benefit" means the aggregate annual retirement benefit
           --------------------
payable to or on account of a Member from the Retirement Plans.

     1.24 "Plan" means this Cytec Executive Supplemental Employees' Retirement
           ----
Plan, as set forth herein, as amended from time to time.

     1.25 "Plan Benefit" means the amount of a Member's annual retirement
           ------------
benefit computed in accordance with the terms of this Plan.

     1.26 "Plan Year" means each twelve (12) consecutive month period commencing
           ---------
each January 1 and ending on the following December 31.

     1.27 "Retirement Plans" means the Past Service Plan and the Employees'
           ----------------
Retirement Plan.

     1.28 "SERP" means the Cytec Supplemental Employees' Retirement Plan.
           ----

     1.29 "Special Change in Control" shall have the same meaning as "Change in
           -------------------------
Control", except that the reference to "20%" in subsection (i) of the definition of "Change in Control" in the Employees' Retirement Plan shall be replaced with "50%".

     1.30 "Specified Non-Officer" shall mean an Eligible Employee (determined
           ---------------------
without regard to the "ten Years of Service" requirement of Section 1.10) who has been specifically designated (and remains specifically designated) by the Executive Committee, as evidenced by written minutes of a meeting or a unanimous written consent, as eligible under Section 2.2 to become a full Member upon the occurrence of a Change in Control. For purposes of eliminating doubt, a person who ceases to be an employee of an Employer, or who has ceased performing regular services while remaining in employee status pending termination of employment under a signed termination agreement, shall cease to be a Specified Non-Officer or an Officer, as the case may be, without any further action by the Executive Committee.

     1.31 "Target ICP" shall mean target incentive compensation under the IC
          ------------
Plan applicable to the job level of such Member, irrespective of the amount, if any, of such compensation actually received by the Member, utilizing target incentive compensation as of the date the Member retires (in lieu of the prior September 1 rate) for purposes of determining compensation for the year of a Member's termination of employment, for the year a Member commences Plan Benefits on account of Total and Permanent Disability, and for any projected Years of Service.

      1.32 "Total and Permanent Disability" means that a Member has been found
            ------------------------------
Totally and Permanently Disabled under the Past

Service Plan and/or the Employees' Retirement Plan.

     1.33 "Years of Service" means Years of Service as defined under the
           ----------------
Employees' Retirement Plan, which includes Years of Service credited for purposes of the Past Service Plan.

     1.34 For purposes of this Plan, unless the context requires otherwise, the masculine includes the feminine, the singular the plural, and vice-versa. Any reference to a "Section" or "Article" shall mean the indicated section or article of this Plan unless otherwise specified.


                 [Remainder of page intentionally left blank.]

                                                                      ARTICLE II

                                 Participation

     2.1 Election
         --------

     An Eligible Employee will become a Member effective as of the date the Compensation Committee approves the election of the Eligible Employee to participate in the Plan. A Grandfathered Participant will become a Member effective as of the date the Compensation Committee approves his election to Grandfathered Participant status; provided, however, a Grandfathered Participant
                                  --------  -------
will not accrue any benefits under this Plan in excess of those set forth on the Grandfathered Participant Schedule. If the Compensation Committee approves the election of a Grandfathered Participant to participate in the Plan as a full Member, the Grandfathered Participant shall cease to be a Grandfathered Participant and shall not be entitled to the benefit set forth on the Grandfathered Participant Schedule, but shall instead accrue benefits in accordance with the formula set forth in Section 3.1 for Members who are not Grandfathered Participants.

     2.2 Change in Control
         -----------------

Upon the occurrence of a Change in Control, each Officer and each Specified Non-Officer (including an Officer or Specified Non-Officer who has not yet completed ten (10) Years of Service) shall become, automatically, a full Member, and any Officer who was previously a Grandfathered Participant shall cease to be a

Grandfathered Participant and shall be entitled to the Plan Benefit paid under
Section 3.1 to Members who are not Grandfathered Participants.

     2.3 Continuance of Participation
         ----------------------------

     After an individual becomes a Member of this Plan, his membership shall continue until his death, the termination by the Member of his employment other than by retirement hereunder, the termination by the Company of his employment for Cause, or the date his Employer ceases to be a member of the controlled group of corporations which includes the Company; provided that after a Change in Control his membership shall continue until his death or until the termination of his employment for Cause.

                                  ARTICLE III

                                 Plan Benefit

     3.1 Amount of Plan Benefit
         ----------------------

     The amount of a Member's Plan Benefit shall be equal to A plus B plus C, except that a Member who is only a Grandfathered Participant shall be entitled only to the Plan Benefit specified in D, as follows:

          A. 1.33% x the Member's Compensation for each Year of Service after December 31, 1993, including (subject to E, below) Target ICP for those years that Target ICP exceeded 1/3 of base Compensation, and which is in excess of the amount payable under

               Section 3.1(b)(2) of the Employees' Retirement Plan and under the provisions of the Excess Plan and the SERP which provide for the related excess and supplemental benefits; plus

          B. 1.33% x the number of projected Years of Service to age 65 (not to exceed 5) x the Member's final year of Compensation, including (subject to E, below) Target ICP; plus

          C. 1.67% x Years of Service credited under the American Cyanamid Company Employees' Retirement Plan as of December 31, 1993 x final average Compensation, including (subject to E, below) Target ICP, where final average Compensation equals the Member's average annual Compensation including (subject to E, below) Target ICP based on the three calendar years out of the last ten calendar years prior to January 1, 2004 which yields the highest average; minus the sum of the Member's accrued benefits under the Past Service Plan and under the "roll-up" formula of Section 3.1(b)(1) of the Employees' Retirement Plan (including any portion of such "roll-up" benefit which is payable under the Excess Plan and/or the SERP), before Social Security offset; or

          D.   In the case of a Member who is only a

               Grandfathered Participant, the Grandfathered Participant's accrued benefit, if any, as reflected on the Grandfathered Participant Schedule.

          E. In the case of a Member whose employment terminates on or after January 1, 1999, if for any year (commencing with the year which is five years prior to the later of the year in which the Member
               (x) first becomes a Member, including a Grandfathered Participant, or (y) attains [or, but for his death would have attained] age 55) Target ICP is less than 1/3 of base Compensation, the ICP-based component of the Plan Benefit for such year under paragraph A, B and C above, shall be computed using the higher of (x) Target ICP or (y) actual ICP up to 1/3 of base Compensation.


     There is no reduction under paragraphs A, B, C or D above for early commencement for benefits commencing on or after a Member's attainment of age 60 or commencing at any earlier date if a Member's employment is terminated within two years after a "Change in Control" as defined in the Employees' Retirement Plan; provided that such Member's employment is terminated either (i) by the
      --------
Employer or (ii) by the Member for Good Reason. The amounts payable pursuant to paragraphs A, B, C or D are subject to reduction for commencement prior to age 60 in accordance with the terms of the Employees' Retirement Plan, except as provided in the prior sentence in the case of a Change in Control, or unless the Committee, in its discretion, decides not to apply the early retirement reduction factors to all or any component of the Member's benefit.

     For purposes of preventing a reduction for early commencement of benefits when and as provided above, there shall be added to the amounts payable to a Member (other than a Grandfathered Participant) under paragraph A, B, or C above, or to the amounts payable to a Grandfathered Participant under Paragraph D, above, respectively, the amount of any reduction for early commencement in such Member's benefits under the related provisions of the Past Service Plan, the Employees' Retirement Plan, the Excess Plan and the SERP, as the case may be, which occurs at an age where such a reduction does not occur under this
Section 3.1.

     For purposes of Paragraph B above, a Member shall have five projected Years of Service (except that service shall not be projected beyond age 65), except that prior to a "Change in Control", in the case of a Member who is an executive officer of the Company at the time of his retirement, the Compensation Committee may, in its discretion, decrease the number of projected Years of Service to be taken into account, and in the case of any other Member, the Executive Committee may, in its discretion, decrease the number of projected Years of Service to be taken into account.

     3.2 Benefits Upon Reemployment
         --------------------------

     If a Member is rehired after he is entitled to a Plan Benefit, his Plan Benefit shall not be paid during such period of reemployment prior to Normal Retirement Date, but shall commence or resume not sooner than the first day of the month following his subsequent retirement or separation and the Plan Benefit payable after his subsequent retirement or separation shall be the benefits earlier applicable, plus any additional benefits computed in accordance with
Section 3.1 insofar as additional employment entitled him to additional benefits.

     3.3 Total and Permanent Disability Benefit
         --------------------------------------

     An Officer who ceases active employment as a result of Total and Permanent Disability shall automatically become a Member hereunder. A Member who ceases active employment as a result of Total and Permanent Disability shall be entitled to a Plan Benefit computed in accordance with Section 3.1(A), (B), and
(C) if applicable, reduced by the amount of any loss-of-time payments to which the Member might be entitled under workers' compensation laws, and excluding any portion of a Plan Benefit based on projected Years of Service unless approved by the Committee or after a Change in Control. Plan Benefits hereunder shall not be reduced on account of early commencement. The Plan Benefit under this Section
3.3 shall be paid beginning at the same time and in the same form as the Member's disability retirement benefit under the Employees' Retirement Plan; provided, however, that upon the later of the Member's (i) date of retirement or (ii) the first day of the month following the Member's attainment of age 60, the Member may select an optional form of payment as set forth in Section 6.2 of this Plan.

                                  ARTICLE IV

                                    Vesting

     A Member's Plan Benefit shall be fully vested at all times; provided, however, that Plan Benefits hereunder are subject to divestment and shall be forfeited if the Member's employment with the Employer is terminated for Cause.

                                   ARTICLE V

                                Death Benefits

     5.1 Standard Death Benefit
         ----------------------

     A Member may elect any preretirement survivor annuity option pursuant to
Article VII of the Employees' Retirement Plan. If a Member does not make a separate preretirement annuity election under this Plan, the preretirement survivor annuity election of the Member under the Employees' Retirement Plan shall determine how the Plan Benefit hereunder is paid in the event of the Member's death prior to retirement.

     If a Member dies prior to retiring and at such time has a preretirement survivor annuity election in effect under this Plan, (or under the Employees' Retirement Plan if no election is made under this Plan), the Member's surviving spouse or contingent annuitant as designated in the preretirement survivor annuity election shall receive a benefit calculated pursuant to Section 3.1 adjusted in accordance with the option elected by the Member, as if such Member had retired on the date of his death (irrespective of whether such Member was eligible to retire on such date) and had survived to the first day of the month immediately following his 60/th/ birthday (if such date is subsequent to his actual date of death).

     5.2 Special Death Benefit
         ---------------------

     If a Grandfathered Participant, an Officer or an Eligible Employee designated by the Compensation Committee or the Executive Committee as eligible for benefits pursuant to this Section dies, and if, on the date of the death of such Employee, (i) the sum of his age and Years of Service under the Employees' Retirement Plan equal 65, (ii) there is in effect with respect to such Employee a payment option under the Employees' Retirement Plan pursuant to which payments are to be made, on account of the death of such Employee while an Employee, to the surviving spouse of such Employee, and (iii) such spouse survives such Employee, there shall be payable to such surviving spouse a benefit calculated in accordance with Section 3.1 as if the Employee had elected a joint and 50% survivor annuity option under the Employees' Retirement Plan, had retired on the date of his death (irrespective of whether such Employee was eligible to retire on such date) and had survived to the first day of the month immediately following his 60/th/ birthday (if such date is subsequent to his actual date of death).

                                  ARTICLE VI

                           Form and Time of Payment

     6.1 Time of Payment
         ---------------

     A Member's Plan Benefit payable under Sections 3.1 or 3.2 of this Plan will be paid beginning at the same time as the Member's Pension Plan Benefit under the Employees' Retirement Plan, except as provided in Section 6.3. A Member may retire under this Plan on the first day of any month following the date he becomes a Member, provided that his employment with the Employer has been terminated for other than Cause. Except as provided in Section 6.3, payment of the Member's Plan Benefit shall commence on the later of (i) the date of his retirement, or (ii) the first day of the month following his 60/th/ birthday (55/th/ birthday if the Member's employment is terminated within two years after a Change in Control, either by the Member for Good Reason or by the Employer) or such earlier date (but not prior to attainment of age 55) as shall have been approved by the Compensation Committee for any Member who is an executive officer of the Company at any time during the calendar year in which he retires or by the Executive Committee for any other Member.

     6.2 Form of Payment
         ---------------

     Except as provided in Section 6.3, a Member may elect to have his Plan Benefit paid in any of the optional forms offered under Article VI of the Employees' Retirement Plan. For such purpose, the Member may designate a different form of payment, joint annuitant and/or beneficiary under this Plan than under the Employees' Retirement Plan. The amount of the Plan Benefit shall be adjusted and determined in accordance with those provisions of the Employees' Retirement Plan governing optional forms.

     6.3 Special Change in Control
         -------------------------

     If there occurs a Special Change in Control, then notwithstanding any election hereunder or under the Employees' Retirement Plan, the Company shall pay forthwith to the Member in a single lump sum an amount equal to the full amount of the Actuarial Equivalent as of the date of such payment of such Member's (i) Plan Benefit hereunder, (ii) SERP Benefit under the SERP, and (iii) Excess Benefit under the Excess Plan, such payments under clause (ii) and (iii) being made in consideration of the relinquishment by the Member of the related benefits under the SERP and the Excess Plan. Notwithstanding Section 1.1 of this Plan, or of the SERP or of the Excess Plan, as the case may be, "Actuarial Equivalent," for purposes of this Section 6.3 shall be based on a single life using (A) an interest rate (on the day preceding the Member's last day of employment) equal to sixty (60%) percent of the average of (i) the 10-year Treasury Bond yield plus eight-tenths of one percent per annum, and (ii) the 30-year Treasury Bond yield plus 1.5% per annum; and (B) the mortality table (including the set back of ages) specified in Section 1.1.

                                  ARTICLE VII

                                Administration

     7.1 Pension Administration Committee
         --------------------------------

     The Pension Administration Committee shall supervise the daily management and administration of the Plan. The members of the Pension Administration Committee shall serve without compensation.

     7.2 Responsibilities and Powers of the Pension Administration Committee and
         -----------------------------------------------------------------------
Compensation Committee
----------------------

     (a) The Pension Administration Committee shall have the responsibility:

     (i) To administer the Plan in accordance with the terms hereof, and to exercise all powers specifically conferred upon the Pension Administration Committee hereby or necessary to carry out the provisions thereof; and

     (ii) To keep all records relating to Members of the Plan and such other records as are necessary for proper operation of the Plan.

     (b) The Compensation Committee shall be responsible for construing this Plan, which construction shall be conclusive, correcting any defects, supplying omissions, and reconciling inconsistencies to the extent necessary to effectuate the Plan.

     7.3 Operation of the Pension Administration Committee
         -------------------------------------------------
     In carrying out the Pension Administration Committee's functions hereunder:

     (a) The Pension Administration Committee may adopt rules and regulations necessary for the administration of the Plan and which are consistent with the provisions hereof.

     (b) All acts and decisions of the Pension Administration Committee shall be approved by a majority of the members of the Pension Administration Committee and shall apply uniformly to all Members in like circumstances. Written records shall be kept of all acts and decisions.

     (c) The Pension Administration Committee may authorize one or more of its members to act on its behalf. The Pension Administration Committee may also delegate, in writing, any of its responsibilities and powers to an individual(s) who is not a Pension Administration Committee member.

     (d) The Pension Administration Committee shall have the right to hire, at the expense of the Employer, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to, accountants, actuaries, consultants, counsel and such clerical assistance as is necessary for proper discharge of its duties.

     7.4 Indemnification
         ---------------

     In addition to any other indemnification that a fiduciary, including but not limited to a member of the Pension Administration Committee, the Compensation Committee or the Executive Committee, is entitled to, the Employer shall indemnify such fiduciary from all claims for liability, loss or damage (including payment of expenses in connection with defense against such claim) arising from any act or failure to act which constitutes a breach of such individual's fiduciary responsibilities with respect to this Plan under any aspects of the law.

                                 ARTICLE VIII

                                 Miscellaneous

     8.1 Benefits Payable by the Employer
         --------------------------------

     All benefits payable under this Plan constitute an unfunded obligation of the Employer. Payments shall be made, as due, from the general funds of the Employer. The Employer, at its option, may maintain one or more bookkeeping reserve accounts to reflect its obligations under the Plan and may make such investments as it may deem desirable to assist it in meeting with obligations. Nothing contained in this Section 8.1 shall limit the ability of the Employer to pay benefits hereunder through a Rabbi Trust. Any such investments shall be assets of the Employer subject to claims of its general creditors. No person eligible for a benefit under this Plan shall have any right, title to interest in any such investments.

     8.2 Amendment or Termination
         ------------------------

     (a) The Board of Directors reserves the right to amend, modify, or restate or terminate the Plan; provided, however, that no such action by the Board of Directors shall reduce a Member's Plan Benefit accrued as of the time thereof. The provisions of this Section prohibiting an action by the Board of Directors which would reduce a Member's accrued Plan Benefit cannot be amended without the consent of all Members (including those who have retired). Any amendment to the Plan shall be made in writing by the Board of Directors, with or without a meeting, or shall be made in writing by the Pension Administration Committee, the Compensation Committee, or the Executive Committee, to the extent that Board of Directors has specifically delegated the authority to make such amendment to the Plan the Pension Administration Committee, the Compensation Committee or the Executive Committee.

     (b) If the Plan is terminated, a determination shall be made of each Member's Plan Benefit as of the Plan termination date (determined in accordance with Section 8.2(a)). The amount of such benefits shall be payable to the Member at the time it would have been payable under Article VI if the Plan had not been terminated. No interest shall be credited on a Plan Benefit.

     (c) No amendment or termination made within one year before a Change in Control and made while a Prospective Change in Control is pending may adversely affect any benefit that might at any time be or become owing hereunder to a person who, immediately prior to the commencement of such Prospective Change in Control, was an Officer, a Grandfathered Participant or a Member without the consent of such person (other than a benefit to any such person who is the person, or part of the group, making the offer, or negotiating to make the offer, which constitutes the Prospective Change in Control).

     As used herein, the term "Prospective Change in Control" means (i) any offer presented, directly or indirectly, to the Board of Directors of the Company which, if consummated, would constitute a Change in Control or (ii) any negotiation with the Board of Directors or any committee or representative thereof to make such an offer (including the unilateral announcement of the terms on which such an offer would be made).

     8.3 Status of Employment
         --------------------

     Nothing herein contained shall be construed as conferring any rights upon any Member or any person for a continuation of employment, nor shall it be construed as limiting in any way the right of the Employer to discharge any Member or to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

     8.4 Payments to Minors and Incompetents
         -----------------------------------

     If a Member or beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Pension Administration Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Pension Administration Committee might designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

     8.5 Authorized Payments
         -------------------

     The Pension Administration Committee may at any time and from time to time require, as a condition precedent to making or authorizing the payment of any benefit hereunder, evidence of the prospective payee's right to receive such payment. Without limiting the generality of the foregoing, the Pension Administration Committee may require evidence of the date of birth of any Member, contingent annuitant or beneficiary, or of survival of a contingent annuitant or beneficiary.

     8.6 Inalienability of Benefits
         --------------------------

     The right of any person to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation or assignment, and, to the fullest extent permitted by law, shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

     8.7 Adjustment of Benefits
         ----------------------

     If the date of birth or other data deemed by the Pension Administration Committee to be vital, with respect to any Member, contingent annuitant or beneficiary shall be misstated, the Pension Administration Committee may limit the amount and date of payment of benefits to any such person, his contingent annuitant and/or other beneficiary (whether or not such person shall have theretofore retired in accordance with the Plan) to the reduced benefits which would be payable in accordance with the correct information. In such case, payments of benefits made subsequent to the date of discovery of any such misstatement shall be adjusted for any excess or deficiency (based upon the correct facts) in the amount of benefits theretofore paid to such person, his contingent annuitant and/or other beneficiary.

     8.8 Commuting of Benefits
         ---------------------

     Notwithstanding any other provision of the Plan, the Pension Administration Committee may, in its sole discretion, commute into one or more payments the Plan Benefit of any Member (i) the present value of which, calculated by using the interest rate then used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of the lump sum distribution on plan terminations, is not more than $3,500, or (ii) to any Member's contingent annuitant or other beneficiary upon the request of and the showing of need by such contingent annuitant or other beneficiary.

     8.9 Governing Law
         -------------
     Except to the extent pre-empted by federal law, the provisions of the Plan will be construed according to the laws of the State of New Jersey.